UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 21, 2005 (September 19, 2005)

UAP HOLDING CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-113345	11-3708834
(State of Incorporation)	(Commission File Number)	( I.R.S. Employer Identification No.)

7251 W. 4th Street

Greeley, Colorado 80634

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (970) 356-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On September 19, 2005, UAP Holding Corp. (the “Company”) announced a restructuring of its organization and management structure. As part of the restructuring, the Company will consolidate ten of its regional distribution organizations into five, close one regional finance center, and further centralize and consolidate various accounting and administrative functions. Further, the Company will terminate approximately 100 employees located throughout the United States. The Company anticipates completing the majority of the restructuring in the third quarter of its fiscal year 2006.

The Company anticipates these activities will result in a total restructuring charge of approximately $1.1 to $1.5 million, primarily related to payment of one-time termination benefits. The entire amount of this restructuring charge will be paid in cash over the next 12 months.

A copy of the press release announcing this restructuring is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1 Press Release dated September 19, 2005.

Exhibit No.	Document

99.1	Please Release of UAP Holding Corp. dated September 19, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UAP HOLDING CORP. (Registrant)

September 21, 2005

	By:	/s/ TODD A. SUKO
Todd A. Suko Vice President and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

99.1	Press Release dated September 19, 2005.